                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-98232-LA) pertaining to the Photon Dynamics, Inc. 1987 Stock Option Plan; the Registration Statement (Form S-8 No. 333-05283) pertaining to the Photon Dynamics, Inc. 1987 Stock Option Plan and 1995 Stock Option Plan; the Registration Statement (Form S-8 No. 333-51413) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-72761) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-95479) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan and the CR Technology, Inc. 1983 Stock Option Plan and 1991 Stock Option Plan of our report dated October 20, 2000, with respect to the consolidated financial statements of Photon Dynamics, Inc., included in this Annual Report (Form 10-K), for the year ended September 30, 2000.

                                          /s/ ERNST & YOUNG, LLP

San Jose, California
November 7, 2000